UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Agreement.

On October 12, 2006, Energy Partners, Ltd. (the “Company” or “EPL”) announced that it had entered into an agreement with Stone Energy Corporation (“Stone”) to terminate the existing merger agreement among EPL, EPL Acquisition Corp. LLC and Stone, dated as of June 22, 2006 (the “Merger Agreement”). This description is qualified in its entirety by reference to the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Pursuant to the agreement (the “Agreement”), dated as of October 11, 2006, among EPL, EPL Acquisition Corp. LLC and Stone, EPL and Stone terminated the Merger Agreement and have released each other from all claims, including but not limited to all claims under the Merger Agreement, with limited exceptions. EPL paid Stone an $8 million termination payment.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1, which is incorporated herein by reference.

Item 2.06. Material Impairments.

In connection with the termination of the Merger Agreement, EPL has determined that certain costs that it incurred and paid in the second and third fiscal quarters of 2006 in connection with the proposed merger with Stone, and capitalized as an asset pending the closing of the merger, should be expensed during the third quarter of 2006 due to the termination of the Merger Agreement, effective October 11, 2006. The Company’s unaudited consolidated balance sheet as of June 30, 2006 included $44.5 million of merger related costs of which the $43.5 million payment to Plains Exploration & Production Company (“Plains”), made by EPL in the second quarter in connection with the termination of Stone’s prior merger agreement with Plains, was included in Other Assets and $1.0 million of advisor fees was in Deferred Financing Costs. The pre-tax impairment expense of $44.5 million ($28.5 million after-tax) will be expensed and included in General and Administrative expense in the unaudited consolidated statement of operations for the third quarter of 2006 along with other merger related costs incurred during the third quarter.

The $8.0 million paid to Stone in connection with the termination of the Merger Agreement will be a cash expense in the fourth quarter.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Agreement, dated as of October 11, 2006, by and among EPL, EPL Acquisition Corp. LLC and Stone.
99.1	Press Release dated October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2006

ENERGY PARTNERS, LTD.

By:  /s/ John H .Peper
        John H. Peper
        Executive Vice President, General  Counsel
        and Corporate Secretary